Exhibit 10.21

DYCOM INDUSTRIES, INC. INCENTIVE STOCK OPTION AGREEMENT

INCENTIVE STOCK OPTION AGREEMENT dated as of _______________, 20___ (the "Award Document") between DYCOM INDUSTRIES, INC., a Florida corporation (the "Company"), and «Name» ("Participant").

WHEREAS, the Participant is an officer or key employee of the Company or one of its Subsidiaries and, pursuant to the Company's 2012 Long-Term Incentive Plan (the "Plan") and upon the terms and conditions hereinafter set forth, the Company desires to provide the Participant with an additional incentive to remain in its employ and to increase his or her interest in the success of the Company by granting stock options to the Participant intended to qualify as incentive stock options under Code Section 422 (the "Incentive Stock Options" or "Stock Options") to purchase shares of common stock, par value $0.33 1/3 per share, of the Company (the "Common Stock");

NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the parties hereto agree as follows:

1. Definitions; Incorporation of Plan Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Plan, a copy of which is attached hereto. This Award Document and the Stock Options shall be subject to the Plan, the terms of which are incorporated herein by reference, and in the event of any conflict or inconsistency between the Plan and this Award Document, the Plan shall govern. The date of grant with respect to the Stock Options (the "Date of Grant") is the date specified at the foot of the signature page hereof.

2. Certain Restrictions. None of the Stock Options or any rights or interests therein may be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of, except by will or the laws of descent and distribution. During the Participant's lifetime, a Stock Option shall be exercisable only by the Participant or, if applicable, his legal representative.

3. Grant of Stock Options. Subject to the terms and conditions contained herein and in the Plan, the Company hereby grants to the Participant, effective as of the Date of Grant, the number of Stock Options specified at the foot of the signature page hereof. Each Stock Option shall entitle the Participant to purchase, upon payment of the exercise price (the "Exercise Price") specified at the foot of the signature page hereof, one share of Common Stock. The Stock Options shall be exercisable as hereinafter provided.

4. Terms and Conditions of Stock Options.

(a) Vesting. Subject to the terms and conditions contained herein and in the Plan,[_____________] of the Participant's Stock Options shall vest and become exercisable as of [__________________, 20__] (each, a “Vesting Date”), provided that the Participant remains in the continuous employ of the Company or a Subsidiary on the applicable Vesting Date.

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(b) Notice of Exercise. Subject to Sections 4(c) and 4(f) hereof, the Participant (or the Participant’s legal representative, as applicable) may exercise any or all of his or her vested Stock Options by giving written notice of exercise to the Secretary of the Company in the manner designated by the Committee. The date of exercise of a Stock Option shall be the later of (i) the date on which the Company receives such written notice or (ii) the date on which the conditions provided in Sections 4(c) and 4(f) hereof are satisfied.

(c) Payment. Subject to the terms and conditions of the Plan and this Award Document (including, without limitation, Section 7), unless otherwise determined by the Committee in its sole discretion, prior to the issuance of shares of Common Stock acquired pursuant to the exercise of Stock Options payment of the aggregate Exercise Price of all exercised Stock Options shall be made in full or in part

(i) in cash, certified or bank check, or such other instrument acceptable to the Committee;

(ii) by actual delivery to the Company or attestation to ownership of freely transferable shares of Common Stock already owned and held by the Participant for at least 6 months prior to the date of exercise with a Fair Market Value equal to the aggregate Exercise Price (or portion thereof) of the Stock Options as of the date of exercise or the date of attestation;

(iii) through net share settlement or similar procedure involving the withholding of shares of Common Stock subject to the Stock Options;

(iv) through a “cashless exercise” procedure established with a broker as approved by the Committee in its sole discretion; or

(v) in any combination thereof.

(d) Term. The Participant’s Stock Options shall terminate and no longer be exercisable on and after the tenth anniversary of the Date of Grant (the “Grant Expiration Date”) or such earlier times as described herein and in the Plan. Notwithstanding the forgoing, if the Grant Expiration Date falls on a date that the primary market on which the Common Stock trades is closed, the Grant Expiration Date shall be the last trading date immediately preceding the tenth anniversary of the Date of Grant.

(e) Shareholder Rights. The Participant will have no rights as a shareholder with respect to any shares of Common Stock issuable upon the exercise of a Stock Option until such shares shall have been issued to the Participant. Subject to Section 13(b) of the Plan, no adjustment shall be made for dividends or distributions or other rights in respect of any share of Common Stock for which the record date is prior to the date on which the Participant shall become the holder of record thereof.

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(f) Limitation on Exercise. A Stock Option shall not be exercisable unless and until (i) a registration statement under the Securities Act of 1933, as amended, has been duly filed and declared effective pertaining to the Common Stock subject to such Stock Option and such Common Stock shall have been qualified under applicable state "blue sky" laws, or (ii) the Committee in its sole discretion determines that such registration and qualification are not required as a result of the availability of an exemption from registration and qualification. The exercise of a Stock Option or the disposition of any shares of Common Stock issuable upon the exercise of a Stock Option shall be subject to the Company's policies and procedures relating to employee trading in the Company's securities.

(g) Issuance of Shares. After receiving proper notice of exercise, the Company shall issue the shares of Common Stock acquired upon exercise registered in the name of the Participant or the Participant’s legal representative which shall be evidenced by stock certificates representing the shares with the appropriate legends affixed thereto; appropriate entry on the books of the Company or of a duly authorized transfer agent; or other appropriate means as determined by the Company.

(h) Dispositions of Common Stock. If the Participant makes a disposition, within the meaning of Section 424(c) of the Code and the regulations promulgated thereunder, of any share of Common Stock issued to the Participant in connection with the exercise of a Stock Option granted pursuant to this Award Document within the two-year period commencing on the day after the Date of Grant or within the one-year period commencing on the day after the date of transfer of shares of Common Stock to the Participant pursuant to such exercise, the Participant shall, within ten (10) days of such disposition, notify the Company thereof, by delivery of written notice to the Company at its principal executive office by one of the methods described in Section 9 of this Award Document.

(i) $100,000 Limitation.  With respect to Incentive Stock Options granted to the Participant under the Plan, if the aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the number of shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year under all plans of the Company or a Subsidiary exceeds One Hundred Thousand Dollars ($100,000) or such other limit as may be required by the Code, such Incentive Stock Options shall be treated, to the extent of such excess, as non-qualified stock options.

5. Termination of Employment.

(a) Termination of Employment.  If the Participant’s employment with the Company is terminated for any reason other than disability (as defined below) or death, then all of his or her vested or unvested Stock Options shall terminate without payment, but only if the Participant has not exercised such Stock Options before the date of his or her termination of employment.

(b) Disability.  If the Participant is unable to continue his or her employment with the Company as a result of disability (as defined in the Company long-term disability plan applicable to the Participant), the Participant may exercise his or her vested Stock Options at any time within ninety (90) days following the date of his or her termination of employment (provided that in no event may the Participant exercise the Stock Options following the expiration of their term), but only to the extent that such Participant was entitled to exercise the Stock Options at the date of such termination. If such Stock Options are not exercised within the time specified herein, the Stock Options shall terminate without payment.

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(c) Death. In the event of the Participant’s death, the Stock Options may be exercised, at any time within ninety (90) days following the date of death, by the Participant’s legal representative (provided that in no event may the Participant exercise the Stock Options following the expiration of their term), but only to the extent that the Participant was entitled to exercise the Stock Options at the date of death. If such Stock Options are not exercised within the time specified herein, the Stock Options shall terminate without payment.

6. Representations and Warranties. The Participant is aware of and familiar with the restrictions imposed on the transfer of any Stock Options. The Participant represents that (i) this Award Document has been duly executed and delivered by the Participant and constitutes a legal, valid and binding agreement of the Participant, enforceable against the Participant in accordance with its terms, except as limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally and by general principles of equity and (ii) the Participant is acquiring shares of Common Stock hereunder for investment, solely for his own account and not with a view to, or for resale with, the distribution or other disposition thereof.

7. Tax Withholding. To the extent that (i) any Stock Options granted under this Award Document are deemed to be non-qualified stock options or (ii) the Company otherwise determines that the exercise of a Stock Option would be subject to any tax withholding requirements, it shall be a condition to the obligation of the Company to deliver shares of Common Stock pursuant to the exercise of such a Stock Option that the Participant remit to the Company such amount as may be required by the Company for the purpose of satisfying any federal, state, or local tax withholding requirements. The Company may, in its sole discretion, permit the Participant to satisfy any applicable taxes by tendering shares of Common Stock, in an amount sufficient to satisfy any minimum required tax withholding obligations. Shares withheld or tendered shall be valued using the Fair Market Value of a share of Common Stock on the date of exercise, or such other appropriate date as may be determined by the Company.

8. Survival; Assignment.

(a) All agreements, representations and warranties made herein and in any certificates delivered pursuant hereto shall survive the issuance to the Participant of the Stock Options and any shares of Common Stock and, notwithstanding any investigation heretofore or hereafter made by the Participant or the Company or on the Participant's or the Company's behalf, shall continue in full force and effect. Except as expressly provided in the Plan or this Award Document, the Participant may not assign any of his or her rights hereunder whether voluntary or involuntary, by operation of law or otherwise. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the heirs and permitted successors and assigns of such party; and all agreements herein by or on behalf of the Company, or by or on behalf of the Participant, shall bind and inure to the benefit of the heirs and permitted successors and assigns of such parties hereto.

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(b) The Company shall have the right to assign to any of its affiliates any of its rights, or to delegate to any of its affiliates any of its obligations, under this Award Document.

9. Notices. All notices and other communications under this Award Document will be in writing and will be given by hand delivery to the other party or by first class mail, overnight courier, or registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to the Participant:

at the last known address on record at the Company.

If to the Company:
Dycom Industries, Inc.
11770 U.S. Highway 1, Suite 101
Palm Beach Gardens, Florida 33408
Attention: General Counsel

or to such other address as any party shall have furnished to the other in writing in accordance with this Section 9. Notice and communications shall be effective when actually received by the addressee.

10. Compliance with Code Section 409A. Notwithstanding any contrary provision herein or in the Plan, if a Stock Option is deemed to be a “deferral of compensation” under Code Section 409A or any regulations or guidance promulgated thereunder or could cause any person to be subject to excise taxes, accelerated taxation, interest or penalties under Code Section 409A, the Company may, in its sole discretion and without the Participant’s consent, modify the Plan or this Award Document: (i) to comply with, or avoid being subject to, Code Section 409A, or to avoid the imposition of any excise taxes, accelerated taxation, interest or penalties under Code Section 409A, and (ii) to maintain, to the maximum extent practicable, the original intent of the applicable provision without contravening the provisions of Code Section 409A. This Section 10 does not create an obligation on the part of the Company to modify the Plan or this Award Document and does not guarantee that any person will not be subject to excise taxes, accelerated taxation, interest or penalties under Code Section 409A.

11. Amendment. Subject to applicable laws, rules and regulations, the Board or the Committee may, at any time, amend, modify or suspend this Award Document; provided, however, that no amendment, modification or suspension of this Award Document shall (i) be effective without the approval of the shareholders of the Company if such approval is required under applicable laws, rules or regulations, including the rules of the New York Stock Exchange and (ii) materially and adversely alter or impair the rights of the Participant without his or her consent. Notwithstanding the foregoing, the Board shall have broad authority to amend this Award Document without the consent of the Participant to the extent it deems necessary or desirable to (x) comply with, take into account changes in, or interpretations of, applicable tax laws, securities laws, employment laws, accounting rules and other applicable laws, rules and regulations, (y) take into account unusual or nonrecurring events or market conditions (including, without limitation, the events described in Section 13(b) of the Plan), or (z) take into account significant acquisitions or dispositions of assets or other property by the Company.

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12. Recoupment. The Participant agrees that the Award granted under this Award Document shall be subject to any clawback or recoupment policies and procedures that are required under applicable law, rule or regulation or Company policy as enacted, adopted or modified from time to time.

13. No Rights to Grants or Continued Employment. The Participant shall not have any claim or right to receive Awards under the Plan. Nothing in the Plan or in this Award Document shall confer upon the Participant any right to continued employment with the Company or any Subsidiary, as the case may be, or interfere in any way with the right of the Company or a Subsidiary to terminate the employment of the Participant at any time, with or without cause.

14. Waiver. The waiver by either party of compliance with any provision of this Award Document by the other party shall not operate or be construed as a waiver of any other provision of this Award Document, or of any subsequent breach by such party of a provision of this Award Document.

15. Entire Agreement. This Award Document and the Plan set forth the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings relating to the subject matter hereof. This Award Document may be executed in one or more counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same agreement. The headings of sections and subsections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of this Award Document.

16. Governing Law. Except as to matters of federal law, this Award Document and actions taken hereunder shall be subject to, and construed in accordance with, the laws of the State of Florida.

17. Acceptance. The Participant acknowledges receipt of the Plan and this Award Document. The Participant has read and understands the terms and provisions of the Plan and this Award Document, and by signing this Award Document accepts the Award subject to all of their terms and conditions.

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IN WITNESS WHEREOF, the parties have executed this Award Document as of the day and year first above written.

DYCOM INDUSTRIES, INC. By: _________________________________________ PARTICIPANT ____________________________________________ «Name»

«Subsidiary»

Number of Incentive Stock Options: ________________

Exercise Price: $___________

Date of Grant: __________________, 20__

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